Exhibit 10(k)(7)




                  THE QUAKER LONG TERM INCENTIVE PLAN OF 1990
          (As Amended and Restated Effective as of September 1, 1996)

                                   ARTICLE I
                               NAME AND PURPOSE

           1.1 Name. The Quaker Long Term Incentive Plan of 1990 (the "Plan") is established by The Quaker Oats Company (the "Company").

           1.2 Purpose. The Company has established the Plan to promote the interests of the Company and its shareholders by providing officers and other key employees of the Company and its related affiliates with additional incentive and the opportunity, through stock ownership, to increase their proprietary interest in the Company and their personal interest in its continued success and progress.

                                  ARTICLE II
                                  DEFINITIONS

          2.1 General Definitions. The following words and phrases, when used herein, unless otherwise specifically defined or unless the context clearly indicates otherwise, shall have the following meanings:

                (a) Affiliate. Any trade or business entity, or a predecessor of such entity, if any, which is a member of a controlled group of business entities of which the Company is also a member.

                (b) Agreement. The document which evidences the grant of any Benefit under the Plan and which sets forth the Benefit and the terms, conditions and provisions of, and restrictions relating to, such Benefit.

                (c) Benefit. Any benefit granted to a Participant under the Plan.

                (d)  Board.  The Board of Directors of the Company.

                (e)   Change  in Control.  Occurrence upon events  describe  in
          Section 9.2.

                (f) Code. The Internal Revenue Code of 1986, as amended, and including the regulations promulgated pursuant thereto.

               (g)  Committee.  The Committee described in Section 5.1.

               (h)  Common Stock.  The Company's $5.00 par value common stock.
               (i)  Company.  The Quaker Oats Company.

               (j) Effective Date. The date that the Plan is approved by the shareholders of the Company, which must occur within one year before or after original adoption by the Board. Any grants of Benefits prior to the approval by the shareholders of the Company shall be void if such approval is not obtained.

               (k)   Employee.   Any  person employed by the  Employer  as  an
          officer or key employee.

               (l)  Employer.  The Company and all Affiliates.

               (m) Exchange Act. The Securities Exchange Act of 1934, as amended.

               (n) Fair Market Value. The mean between the high and low sales price of shares on the New York Stock Exchange (composite transactions) on a given date, or, in the absence of sales on a given date, the closing price (as so reported) on the New York Stock Exchange on the last previous day on which a sale occurred prior to such date.

               (o) ISO. An Option that meets the requirements of Section 422A of the Code.

               (p)  NSO.  An Option that does not qualify as an ISO.

               (q) Option. An option to purchase Shares granted under ARTICLE XIII of the Plan.

               (r) Other Stock Based Award. An award under ARTICLE XVIII that is valued in whole or in part by reference to, or is otherwise based on, Common Stock.

               (s) Participant. An individual who is granted a Benefit under the Plan. Benefits may be granted only to Employees.

               (t)  Performance Share.  A Share awarded to a Participant under
          ARTICLE XVI of the Plan.

               (u) Performance Units. A Benefit awarded to a Participant under ARTICLE XVII of the Plan.

               (v) Plan. The Quaker Long Term Incentive Plan of 1990 and all amendments and supplements thereto.

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               (w)   Restricted Stock.  Shares issued under ARTICLE XV of  the
          Plan.
               (x) Rule 16b-3. Rule 16b-3 promulgated by the SEC, as amended, or any successor rule in effect from time to time.

               (y)  SEC.  The Securities and Exchange Commission.

               (z)  Share.  A share of Common Stock.

               (aa)  Stock  Appreciation  Right.   A  Benefit  awarded  to  a
          Participant under ARTICLE XIV of the Plan.

          2.2   Other  Definitions.   In addition to  the  above  definitions,
certain words and phrases used in the Plan and any Agreement may be defined elsewhere in the Plan or in such Agreement.


                                  ARTICLE III
                                 COMMON STOCK

          3.1 Number of Shares. The number of Shares which may be issued or sold or for which Options, Stock Appreciation Rights, or Performance Shares may be granted under the Plan shall be 26,000,000 Shares (after adjustment for the 1994 2-for-1 stock split), subject to the provisions of Sections 3.2 and 3.3 of the Plan. Such Shares may be authorized but unissued Shares, Shares held in the treasury, or both.

          3.2 Reusage. If an Option or Stock Appreciation Right expires or is terminated, surrendered, or canceled without having been fully exercised, if Restricted Stock or Performance Shares are forfeited, or if any other grant results in any Shares not being issued, the Shares covered by such Option or Stock Appreciation Right, grant of Restricted Stock, Performance Shares or other grant, as the case may be, shall again be available for use under the Plan.

          3.3 Adjustments. If there is any change in the Common Stock of the Company by reason of any stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, the number of Stock Appreciation Rights and number and class of shares available for Options and grants of Restricted Stock, Performance Shares and Other Stock Based Awards and the number of Shares subject to outstanding Options, Stock Appreciation Rights, grants of Restricted Stock and Performance Shares, and Other Stock Based Awards, and the price thereof, as applicable, shall be appropriately adjusted by the Committee.

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                                  ARTICLE IV
                                  ELIGIBILITY

           The Participants and the Benefits they receive under the Plan shall be determined solely by the Committee. In making its determinations, the Committee shall consider past, present and expected future contributions of Employees and Participants to the Employer.

                                   ARTICLE V
                                ADMINISTRATION

           5.1 Committee. The Plan shall be administered by the Committee (also known as the Compensation Committee of the Board). The Committee shall consist of members of the Board, who shall not be eligible to participate in the Plan. The members of the Committee shall be appointed by and shall serve at the pleasure of the Board, which may from time to time appoint members in substitution for members previously appointed and fill vacancies, however caused, in the Committee.

           5.2   Authority.   Subject to the terms of the Plan,  the  Committee
shall have complete authority to:

               (a) determine the individuals to whom Benefits are granted, the type and amounts of Benefits to be granted and the time of all such grants;

               (b) determine the terms, conditions and provisions of, and restrictions relating to, each Benefit granted;

               (c)  interpret and construe the Plan and all Agreements;

               (d) prescribe, amend and rescind rules and regulations relating to the Plan;

               (e)  determine the content and form of all Agreements;

               (f) determine all questions relating to Benefits under the Plan;

               (g)  maintain accounts, records and ledgers relating to Benefits;

               (h)  maintain records concerning its decisions and proceedings;

               (i) employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable;

               (j) take, at anytime, any action permitted by Section 9.1 irrespective of whether any Change in Control has occurred or is imminent; and

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               (k)   do  and  perform all acts which it may deem  necessary  or appropriate for the administration of the Plan and carry out the purposes of the Plan.

          5.3 Determinations. All determinations of the Committee shall be final.

          5.4 Delegation. Except as required by Rule 16b-3 with respect to Benefits to individuals who are subject to Section 16 of the Exchange Act or as otherwise required for compliance with Rule 16b-3 or other applicable law, the Committee may delegate all or any part of its authority under the Plan to any Employee, Employees or committee.


                                  ARTICLE VI
                                   AMENDMENT

          6.1 Power of Board. Except as hereinafter provided, the Board shall have the sole right and power to amend the Plan at any time and from time to time.

          6.2 Limitation. The Board may not amend the Plan, without approval of the shareholders of the Company:

               (a) in a manner which would increase the number of Shares which may be issued or sold or for which Options, Stock Appreciation Rights, or Performance Shares may be granted under the plan; or

               (b)  in a manner which would violate applicable law.


                                  ARTICLE VII
                             TERM AND TERMINATION

           7.1 Term. The Plan shall commence as of the Effective Date and, subject to the terms of the Plan, including those requiring approval by the shareholders of the Company and those limiting the period over ISOs or any other Benefits may be granted, shall continue in full force and effect until December 31, 1998.

           7.2 Termination. The Plan may be terminated at any time by the Board.

                                 ARTICLE VIII
                   MODIFICATION  OR TERMINATION OF BENEFITS

           8.1   General.   Subject  to  the provisions  of  Section  8.2,  the
amendment or termination of the Plan shall not adversely affect a Participant's right to any Benefit granted prior to such amendment or termination.

           8.2 Committee's Right. Any Benefit granted may be converted, modified, forfeited or canceled, in whole or in part, by the Committee if and to the extent permitted in the Plan or applicable Agreement or with the consent

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of the Participant to whom such Benefit was granted.


                                  ARTICLE IX
                               CHANGE IN CONTROL

          9.1  Benefit Cancellation and Payment.

              (a) Options. Upon the occurrence of a Change in Control, Options outstanding on the date on which the Change in Control occurs shall be canceled, and an immediate lump sum cash payment shall be paid to the Participant equal to the product of (1) the higher of (i) the closing price of the Common Stock as reported on the New York Stock Exchange Composite Index on or nearest the date of payment (or, if not listed on such exchange, on a nationally recognized exchange or quotation system on which trading volume in the Common Stock is highest), or (ii) the highest per Share price for the Common Stock actually paid in connection with the Change in Control, over the per Share Option price of each such Option held (whether or not then fully exercisable), and (2) the number of Shares covered by each such Option.

              (b) Stock Appreciation Rights. Upon the occurrence of a Change in Control, Stock Appreciation Rights outstanding on the date on which the Change in Control occurs shall be canceled, and an immediate lump sum cash payment shall be paid to the Participant equal to the product of (1) the higher of (i) the closing price of the Common Stock as reported on the New York Stock Exchange Composite Index on or nearest the date of payment (or, if not listed on such exchange, on a nationally recognized exchange or quotation system on which trading volume in the Common Stock is highest), or (ii) the highest per Share price for the Common Stock actually paid in connection with the Change in Control, over the Fair Market Value of one Share on the date on which the Stock Appreciation Right was granted, and
     (2) the number of such Stock Appreciation Rights held.

              (c) Restricted Stock. Upon the occurrence of a Change in Control, Restricted Stock outstanding on the date on which the Change in Control occurs shall be canceled and an immediate lump sum cash payment shall be paid to the Participant equal to the product of (1) the higher
     (i) the closing price of Common Stock as reported on the New York Stock Exchange Composite Index on or nearest the date of payment (or, if not listed on such exchange, on a nationally recognized exchange or quotation system on which trading volume in the Common Stock is highest) or (ii) the highest per share price for Common Stock actually paid in connection with the Change in Control and (2) the number of Shares of such Restricted Stock; plus the value of any related Cash Award relating to such Restricted Stock.

              (d) Performance Shares. Upon the occurrence of a Change in Control, any Performance Shares previously granted, but still considered outstanding (as a right to received Shares or cash equal to the Fair Market Value of such Shares at a future date), shall be canceled and any

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     profit  and/or  performance objectives with respect  to  such  Performance
     Shares shall be deemed to have been attained to the full and maximum extent; and an immediate lump sum cash payment shall be paid to the Participant in an amount determined in accordance with the terms and conditions set forth in the applicable Agreement.

              (e) Performance Units. Upon the occurrence of a Change in Control, any Performance Units previously granted, but still considered outstanding (as a right to receive cash at a future date), shall be canceled and any profit and/or performance objectives with respect to such Performance Units shall be deemed to have been attained to the full and maximum extent; and an immediate lump sum cash payment shall be paid to the Participant in an amount determined in accordance with the terms and conditions set forth in the applicable Agreement.

              (f) Other Stock Based Awards and Other Benefits. Upon the occurrence of a Change in Control, Other Stock Based Awards or other Benefits previously granted under the Plan, but still considered outstanding, shall be canceled and an immediate lump sum cash payment shall be paid to the Participant in an amount determined in accordance with the terms and conditions set forth in the applicable Agreement.

              (g) Tax Penalties. If the making of payments pursuant to the foregoing paragraphs of this Section 9.1 would subject the Participant to an excise tax under Section 4999 of the Code, or would result in the
     Company's loss of a federal income tax deduction for those payments (either of these consequences is referred to individually herein as a "Tax Penalty"), then the Company shall reduce the amount of Benefits to be canceled to the extent necessary to avoid the imposition of such Tax
     Penalty, and shall establish procedures necessary to maintain for the Participants any form of benefit which may be provided under the Plan so that such Participant will be in the same financial position with respect to those Benefits not canceled as he would have been in the ordinary course, absent a Change in Control and assuming his continued employment; except that the foregoing provisions of this paragraph (g), with respect to the cancellation of Benefits, shall not apply if such Participant (i) is entitled to a tax reimbursement for such Tax Penalty under any other agreement, plan or program of the Company, or (ii) may disclaim any portion of or all payments to be made pursuant to or under any other agreement, plan or program of the Company in order to avoid such Tax Penalty. Disagreements as to whether payments pursuant to the foregoing would result in the imposition of a Tax Penalty shall be resolved by an opinion of counsel chosen by the Participant and reasonably satisfactory to the Company.

           9.2 Change in Control. A Change in Control shall be deemed to have occurred if:

                (a) any "Person," which shall mean a "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an

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     employee  benefit plan of the Company, or any company owned,  directly  or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities; provided, however, that this paragraph (a) shall not apply to any Person who becomes such a beneficial owner of such Company securities pursuant to an agreement with the Company approved by the Board, entered into before such Person has become such a beneficial owner of Company securities representing 5% or more of the combined voting power of the Company's then outstanding voting securities;

             (b) during any period of 24 consecutive months (not including any period prior to September 11, 1996), individuals, who at the beginning of such period constitute the Board, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c) (2) or (d) of this Section) whose election by the Board, or whose nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors before the beginning of the period cease for any reason to constitute at least a majority thereof;

              (c) the stockholders of the Company approve (1) a plan of complete liquidation of the Company or (2) the sale or disposition by the Company of all or substantially all of the Company's assets unless the acquirer of the assets or its directors shall meet the conditions for a merger or consolidation in subparagraphs (d) (1) or (d) (2); or

              (d) the stockholders of the Company approve a merger or consolidation of the Company with any other company other than:

                     (1) such a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power of the Company's or such surviving entity's outstanding voting securities immediately after such merger or consolidation; or

                     (2) such a merger or consolidation which would result in the directors of the Company who were directors immediately prior thereto continuing to constitute at least 50% of the directors of the surviving entity immediately after such merger or consolidation.

In this paragraph (d), "surviving entity" shall mean only an entity in which all of the Company's stockholders immediately before such merger or consolidation become stockholders by the terms of such merger or consolidation, and the phrase "directors of the Company who were directors immediately prior

Page 8

thereto" shall include only individuals who were directors of the Company at the beginning of the 24 consecutive month period preceding the date of such merger or consolidation, or who were new directors (other than any director designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c)(2), (d)(1) or (d)(2) of this Section) whose election by the Board, or whose nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors before the beginning of such period.

                                   ARTICLE X
                        AGREEMENTS AND CERTAIN BENEFITS

           10.1 Grant Evidenced by Agreement. The grant of any Benefit under the Plan may be evidenced by an Agreement which shall describe the specific Benefit granted and the terms and conditions of the Benefit. The granting of any Benefit may be subject to, and conditioned upon, the recipient's execution of any Agreement required by the Committee. Except as otherwise provided in an Agreement, all capitalized terms used in the Agreement shall have the same meaning as in the Plan, and the Agreement shall be subject to all of the terms of the Plan.

           10.2 Provisions of Agreement. Each Agreement shall contain such provisions that the Committee shall determine to be necessary, desirable and appropriate for the Benefit granted. Each Agreement may include, but shall not be limited to, the following with respect to any Benefit: description of the type of Benefit; the Benefit's duration; its transferability; if an Option, the exercise price, the exercise period and the person or persons who may exercise the Option; the effect upon such Benefit of the Participant's death or termination of employment; the Benefit's conditions; when, if and how any Benefit may be forfeited, converted into another Benefit, modified, exchanged for another Benefit, or replaced; and the restrictions on any Shares purchased or granted under the Plan.

           10.3 Certain Benefits. Any Benefit granted to an individual who is subject to Section 16 of the Exchange Act shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during his lifetime only by him, his guardian or his legal representative.

                                  ARTICLE XI
                         REPLACEMENT AND TANDEM AWARDS

           11.1 Replacement. The Committee may permit a Participant to elect to surrender a Benefit in exchange for a new Benefit.

           11.2  Tandem  Awards.  Benefits may be granted by the  Committee  in
tandem.   However, no Benefit may be granted in tandem with  an  ISO  except  a
Stock Appreciation Right.

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                                  ARTICLE XII
                 PAYMENT, DIVIDENDS, DEFERRAL AND WITHHOLDING

           12.1 Payment. Upon the exercise of an Option or in the case of any other Benefit that requires a payment to the Company, the amount due the Company is to be paid:

               (a)  in cash;

               (b) by the tender to the Company of Shares owned by the Participant and registered his name having a Fair Market Value equal to the amount due to the Company;

               (c) in other property, rights and credits, including the Participant's promissory note; or

               (d)  by any combination of the payment methods specified in (a),
     (b) and (c) above.

Notwithstanding the foregoing, any method of payment other than (a) may be used only with the consent of the Committee, or if and to the extent so provided in the applicable Agreement.

           12.2 Dividend Equivalents. Grants of Benefits in Shares or Share equivalents may include dividend equivalent payments or dividend credit rights.

           12.3 Deferral. The right to receive any Benefit under the Plan may, at the request of the Participant, be deferred for such period and upon such terms as the Committee shall determine, which may include crediting of interest on deferrals of cash and crediting of dividends on deferrals denominated in Shares.

           12.4 Withholding. The Company, at the time any distribution is made under the Plan, whether in cash or in Shares, may withhold from such distribution any amount necessary to satisfy federal, state and local tax withholding requirements with respect to such distribution. Such withholding may be in cash or in Shares.

                                 ARTICLE XIII
                                    OPTIONS

           13.1 Types of Options. It is intended that both ISOs and NSOs may be granted by the Committee under the Plan.

           13.2 Shares for ISOs. The number of Shares for which ISOs may be granted on or after the Effective Date shall not exceed 26,000,000 Shares, subject to the overall Plan limitations, permitted reusage and adjustments provided for in ARTICLE III.

           13.3 Grant of Options and Option Price. Each Option must be granted to an Employee and must be granted no later than December 31, 1998. No single employee may be granted more than 1,000,000 Options (after adjustment for the

Page 10

1994 2-for-1 stock split) during any Fiscal Year of the Company. The purchase price for Shares under any Option shall be no less than the Fair Market Value of the Shares at the time the Option is granted.

           13.4  Early Termination of Option.

                  (a) Termination of Employment. All rights to exercise an Option terminate when the Participant's employment terminates for any reason other than his death or retirement. Transfer from the Company to an Affiliate, or vice versa, or from one Affiliate to another, shall not be deemed termination of employment. The Committee shall have the authority to determine in each case whether an authorized leave of absence or absence on military or government service shall be deemed a termination of employment for purpose of this paragraph (a).

                  (b) Death or Retirement. Effective for Options granted after November 9, 1994, if a Participant dies while an Employee or his employment is terminated because of retirement, his Option shall terminate within a period not exceeding five years following his death or retirement, but not later than the date the Option expires pursuant to its terms. The terms of Options outstanding, except for those Options intended to qualify as an ISO, may also be amended at anytime by the Committee or the Board to extend the Option's duration period following a Participant's death or retirement, subject to the limitations stated in the preceding sentence. In the meantime, subject to the limitations in the applicable Agreement, it may be exercised by the Participant, the executors or administrators of his estate, or by his legatee or heirs. "Retirement" shall mean termination of employment at age 55 for older for reasons other than death.

           13.5 Other Requirements. The terms of each Option which is intended to qualify as an ISO shall meet all requirements of Section 422 of the Code. The terms of each NSO shall provide that such Option will not be treated as an ISO.

           13.6  Determination by Committee.  Except as otherwise  provided  in
Section 13.2 through Section 13.5, the terms of all Options shall be determined by the Committee.

                                  ARTICLE XIV
                           STOCK APPRECIATION RIGHTS

           14.1 Description. The Committee may from time to time grant Stock Appreciation Rights. Upon electing to receive payment of a Stock Appreciation Right, a Participant shall receive an amount in cash, in Common Stock or in any combination thereof, as the Committee shall determine, equal to the amount, if any, by which the Fair Market Value of one Share on the date on which such election is made exceeds the Fair Market Value of one Share on the date on which the Stock Appreciation Right was granted.

Page 11

           14.2 Grant of Tandem Award. The Committee may grant a Stock Appreciation Right in tandem with another Benefit, in which case: the exercise of the other Benefit shall cause a correlative reduction in Stock Appreciation Rights standing to a Participant's credit which were granted in tandem with the other Benefit, and the payment of a Stock Appreciation Right shall cause a correlative reduction of the Shares under such other Benefit.

           14.3 ISO Tandem Award. When a Stock Appreciation Right is granted in tandem with ISO, it shall have such terms and conditions as shall be required for the ISO with which it is granted in tandem to qualify as an ISO.

           14.4 Payment of Award. A Stock Appreciation Right shall be paid, to the extent payment is elected by the Participant (and is otherwise due and payable), as soon as practicable after the date on which such election is made.

                                  ARTICLE XV
                               RESTRICTED STOCK

           15.1  Description.   The  Committee may  grant  Benefits  in  Shares
available under ARTICLE III of the Plan as Restricted Stock. Shares of Restricted Stock shall be issued at the time of the grant but shall be subject to forfeiture until provided otherwise in the applicable Agreement or the Plan.

           15.2 Terms and Conditions of Restricted Stock Awards. All Shares of Restricted Stock shall be subject to the following terms and conditions, and to such other terms and conditions as may be provided under the Agreements described in paragraph (f) next below:

                (a) Payment of Par Value. The Committee, in its discretion, may condition any grant of Shares of Restricted Stock on payment by the Participant to the Company of an amount not in excess of the par value of such Shares. If any such shares are subsequently forfeited by the Participant, the Company shall pay an equivalent amount to the Participant as soon as practicable after the forfeiture.

                (b) Restricted Period. Shares of Restricted Stock granted to a Participant may not be sold, assigned, transferred, pledged or otherwise encumbered during a "Restricted Period" commencing on the date of the grant and ending on such date as the Committee may designate, subject to the following:

                     (1) The Committee may, at any time and in its sole discretion, reduce or terminate the Restricted Period with respect to any outstanding Shares of Restricted Stock, any accrued dividends in accordance with paragraph (g) below, and any corresponding Cash Award pursuant to Section 15.3.

                     (2) The Restricted Period applicable to any Participant's Shares of Restricted Stock shall end as of the date on which the

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               Participant's employment with the Company and its Affiliates  is terminated by reason of the Participant's death, physical or mental disability (as determined by the Committee), or for such other reasons as the Committee may provide.

                     (3) The Committee may, at any time, and in its sole discretion, allow a Participant to use his Restricted Stock during the Restricted Period as payment of the Option price (in accordance with Section 12.1) for Options which he has been granted. In such an event, a number of the Shares issued upon the exercise of the Option, equal to the number of Shares of Restricted Stock used as payment therefore, shall be subject to the same restrictions as the Restricted Stock so used, plus any additional restrictions that may be imposed by the Committee. Such terms and conditions relating to such use of Restricted Stock shall be provided under the Agreements described in paragraph (f) of this Section.

                (c)   Transfer  of  Restricted  Stock.   At  the  end  of   the
     Restricted Period applicable to any Restricted Stock, such Shares, any accrued dividends and any corresponding Cash Award, will be transferred free of all restrictions to the Participant (or, to the Participant's legal representative, beneficiary or heir).

                (d) Forfeitures. Subject to paragraph 15.2(b), a Participant whose employment with the Company and its Affiliates is terminated prior to the last day of the applicable Restricted Period shall forfeit all shares of Restricted Stock, and any accrued dividends, and any corresponding Cash Award.

                (e) Certificate Deposited With Company. Each certificate issued in respect of Shares of Restricted Stock granted to a Participant under the Plan shall be registered in the name of the Participant and deposited, together with a stock power endorsed in blank, with the Company. At the discretion of the Committee, any such certificates may be deposited in a bank designated by the Committee. Each such certificate shall bear the following (or a similar) legend:

           "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeitures) contained in The Quaker Long Term Incentive Plan of 1990 and an Agreement entered into between the registered owner and The Quaker Oats Company. A copy of the Plan and Agreement is on file in the office of the Secretary of The Quaker Oats Company, 321 North Clark Street, Chicago, Illinois 60610."

                (f)   Restricted Stock Agreement.  The Participant shall  enter
     into an Agreement with the Company in a form specified by the Committee and containing such additional terms and conditions, if any, as the
     Committee in its sole discretion shall determine, which are not inconsistent with the provisions of the Plan.

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                (g)  Dividends.  Regular cash dividends payable with respect to
     shares  of  Restricted Stock shall, in accordance with the terms   of  the
     applicable Agreement, be paid to the Participant currently or accrued. If dividends are accrued, interest may be payable on such dividends at such rate, if any, as is established from time to time by the Committee.

               (h) Substitution of Rights. Prior to the end of the Restricted Period with respect to any Shares of Restricted Stock awarded to a Participant, the Committee may, with the consent of the Participant, substitute an unsecured obligation of the Company to pay cash or stock (on such reasonable terms and conditions as the Committee may, in its sole discretion, determine) in lieu of its obligations under this ARTICLE XV to deliver unrestricted Shares plus accrued dividends.

               (i) Stockholder Rights. Subject to the foregoing restrictions, each Participant shall have all the rights of a stockholder with respect to Shares of Restricted Stock including, but not limited to, the right to vote such Shares.

          15.3 Cash Awards and Restricted Stock. The Committee, at the time it grants Restricted Stock to a Participant or at any time thereafter may grant a corresponding Cash Award which will entitle the Participant to receive cash as of the date as of which the Restricted Stock is transferred to him pursuant to paragraph 15.2(c), in an amount which is not in excess of 200 percent of the Fair Market Value of the Restricted Stock as of that date. Any such Cash Award shall be in addition to the Participant's rights to the Shares of Restricted Stock and shall be subject to such additional terms and conditions, if any, as the Committee determines which are not inconsistent with the terms and conditions of the Plan. The Committee may, at any time, grant unrestricted Shares (in lieu of such a Cash Award and subject to the limitations thereof) to any participant under the Plan subject to such terms and conditions as the Committee may determine.

                                  ARTICLE XVI
                              PERFORMANCE SHARES

           16.1 Description. Performance Shares are the right of an individual to whom a grant of such Shares is made to receive Shares or cash equal to the Fair Market Value of such Shares at a future date in accordance with the terms of such grant. Generally, such right shall be based upon the attainment of profit and/or performance objectives.

           16.2 Grant. The Committee may grant an award of Performance Shares. The number of Performance Shares and the terms and conditions of the grant shall be set forth in the applicable Agreement.

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                                 ARTICLE XVII
                               PERFORMANCE UNITS

           17.1 Description. Performance Units are the right of an individual to whom a grant of such Units is made to receive cash at a future date in accordance with the terms of such grant. Generally, such right shall be based upon the attainment of profit and/or performance objectives.

           17.2 Grant. The Committee may grant an award of Performance Units. The number of Performance Units and the terms and conditions of the grant shall be set forth in the applicable Agreement.

                                 ARTICLE XVIII
                  OTHER STOCK BASED AWARDS AND OTHER BENEFITS

           18.1 Other Stock Based Awards. The Committee shall have the right to grant Other Stock Based Awards which may include, without limitation, the grant of Shares based on certain conditions, the payment of cash based on the performance of the Common Stock, and the grant of securities convertible into Shares.

           18.2 Other Benefits. The Committee shall have the right to provide types of Benefits under the Plan in addition to those specifically listed, if the Committee believes that such Benefits would further the purposes for which the Plan was established.

                                  ARTICLE XIX
                           MISCELLANEOUS PROVISIONS

           19.1 Underscored References. The underscored references contained in the Plan are included only for convenience, and they shall not be construed as a part of the Plan or in any respect affecting or modifying its provisions.

           19.2 Number and Gender. The masculine and neuter, wherever used in the Plan, shall refer to either the masculine, neuter or feminine; and, unless the context otherwise requires, the singular shall include the plural and the plural the singular.

           19.3 Governing Law. This Plan shall be construed and administered in accordance with the laws of the State of Illinois.

           19.4 Purchase for Investment. The Committee may require each person purchasing Shares pursuant to an Option or other award under the Plan to represent  to  and  agree  with  the Company in writing  that  such  person  is acquiring  the  Shares  for investment and without a view  to  distribution  or
resale.   The  certificates for such Shares may include any  legend  which  the
Committee  deems  appropriate  to reflect any restrictions  on  transfer.   All
certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under all applicable laws, rules and regulations, and the Committee may cause a

Page 15

legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

           19.5 No Employment Contract. The adoption of the Plan or the granting of a Benefit shall not confer upon any Employee any right to continued employment nor shall it interfere in any way with the right of the Employer to terminate the employment of any of its Employees at any time.

           19.6 No Effect on Other Benefits. The receipt of Benefits under the Plan shall have no effect on any benefits to which a Participant may be entitled from the Employer, under another plan or otherwise, or preclude a Participant from receiving any such benefits.

                IN WITNESS WHEREOF, this Program is executed by a duly authorized officer of the Company.

                                         THE QUAKER OATS COMPANY


October 14, 1996                         By:  /s/Douglas J. Ralston
                                         Its Senior Vice President


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